Exhibit 99.1

NEWS RELEASE
	Contacts:	J. Chris Boswell, SVP & CFO
Particle Drilling Technologies, Inc.
713-223-3031 ext. 2085

Ken Dennard, Managing Partner
FOR IMMEDIATE RELEASE		Jack Lascar, Partner
DRG&E / 713-529-6600

PARTICLE DRILLING TECHNOLOGIES

ANNOUNCES THIRD QUARTER RESULTS

Operational Highlights

•                     Significant breakthrough on extruder-based injector development program — complementary components are on order or being designed

•                     Next field trial pending completion of the new injection system; customers support this decision

•                     New Master Service Agreement completed with an independent oil and gas company

Houston — August 7, 2007 — Particle Drilling Technologies, Inc. (NASDAQ: PDRT) (the “Company”) today announced its financial results for the fiscal quarter ended June 30, 2007.

Progress Update on New Injector Systems.

A significant breakthrough in extruder development has been made whereby the Company recently completed a series of tests under pressures above 5,000 psi. The results achieved are very predictable and consistent injection rates at pressures higher than those we expect to see in the field.

For the past several months, the Company has been developing and testing an extruder based injection system to replace the current frac pump powered injector. Our development objective was to safely and reliably extrude varying rates of steel particles into pressure up to 5,000 psi utilizing a combination of an extruder and a diffuser. We are no longer relying upon the diffuser to manage pressure but will instead use more conventional pressure barriers.

As a result of testing, the Company has proven that the particles can be extruded into the full range of desired pressures and do so reliably. The remaining extruder development will focus on the associated hardware that will allow this injection system to cycle continuously. The Company is confident that the extruder will be the commercial injection system on the next well, but we will need some additional time to make it field ready.

We also took the opportunity to test other injection systems, including an entirely separate pumpbased system which the Company began testing during the quarter. This system is predominately off-the-shelf, non-oilfield in nature and, as compared to the frac-pump system it does not require high motive pressures. The capital and operating costs are also considerably less. Initial testing of this alternative has yielded very positive results. As expected, modifications are required to make this pump system compatible with the PID application.

In summary, the viability of PID drilling has been demonstrated and all of the major components of the PID system have been proven field ready with the exception of a reliable and durable injection system. As mentioned in our previous quarterly conference call, we will remain disciplined and will focus fully on completing the injection component of the PID system prior to returning to the field for drilling operations. Our existing customers are in full agreement with this objective.

New Master Service Agreement with New Customer

The Company is pleased to announce it has entered into another Master Service Agreement with a large independent oil and gas company. In total, the Company has commercial agreements in place with two independent oil and gas companies, and a Master Service Agreement with another independent oil and gas company, and another with a major, fully integrated oil and gas company.

“The third quarter was filled with challenges related to the injector development but was ultimately rewarding having achieved the breakthrough we required. There is more work to be done which is not trivial but in comparison to what we just achieved, it involves few real challenges,” said Jim B. Terry, President and CEO, Particle Drilling Technologies. “We look forward to the completion of this phase of development in order to resume field drilling operations. We believe that our future results will make the additional time on this development completely worthwhile.”

Financial Summary

Particle Drilling Technologies’ financial results reflect its status as a development stage company during the third quarter of fiscal 2007 generating no revenue. The following is a summary of the quarterly results:

	Three Months Ended June 30,		Nine Months Ended June 30,
	2007	2006	2007	2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$-	$-	$-	$-
Gross profit	-	-	-	-
Loss from operations	(2,470,639)	(2,893,742)	(8,955,949)	(7,999,505)
Net loss	(2,390,167)	(2,830,545)	(8,638,427)	(7,675,435)
Net loss per share - basic and diluted	$(0.08)	$(0.11)	$(0.29)	$(0.31)

The Company will hold a conference call at 10:00 a.m. Eastern Time on Wednesday August 8, 2007, to discuss its quarterly results and to provide a further operational update. To participate in the call, dial 303-275-2170 and ask for the Particle Drilling call at least 10 minutes prior to the start time, or access it live over the Internet by logging onto the web at www.particledrilling.com, on the “Investor Relations” section of the Company’s website. To listen to the live call on the web, please visit the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software.

If you cannot listen to the live webcast, an archive will be available shortly after the call for a period of 90 days on the “Investor Relations” section of the Company’s website. A telephonic replay of the conference call will be available through August 15, 2007 and may be accessed by calling 303-590-3000 and using the pass code 11093939.

Particle Drilling Technologies, Inc., headquartered in Houston, Texas, is a development-stage oilfield service and technology company owning several patents and pending patents related to its Particle Impact Drilling technology. The Company’s technology is designed to enhance the rate-of-penetration function in the drilling process, particularly in hard rock drilling environments.

Certain statements in this press release that are not historical but are forward-looking are subject to known and unknown risks and uncertainties, which may cause PDTI’s actual results in future periods to be materially different from any future performance that may be suggested in this press release. Such risks and uncertainties may include, but are not limited to, PDTI’s ability to raise capital, if necessary, and its ability to obtain financing on acceptable terms, if at all, a worldwide downturn in the energy services sector, working capital constraints and other risks described in PDTI’s filings with the SEC. Further, PDTI is a development stage company that operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond PDTI’s control such as announcements by competitors and service providers.

— tables to follow —

(a development stage enterprise)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Nine Months Ended June 30,
	2007	2006	2007	2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$-	$-	$-	$-

Operating expenses:
Research and development	1,289,785	1,735,857	4,994,944	4,469,449
General and administrative	1,180,854	1,157,885	3,961,005	3,530,056
Total operating expenses	2,470,639	2,893,742	8,955,949	7,999,505
Loss from operations	(2,470,639)	(2,893,742)	(8,955,949)	(7,999,505)
Other income (expenses)
Interest income	81,034	64,018	322,766	224,314
Rental income - related party	-	-	-	46,565
Gain on assignment of lease - related party	-	-	-	55,614
Interest expense	(562)	(821)	(5,244)	(2,423)
Total other income (expenses)	80,472	63,197	317,522	324,070
Net loss	$(2,390,167)	$(2,830,545)	$(8,638,427)	$(7,675,435)
Net loss per common share, basic and diluted	$(0.08)	$(0.11)	$(0.29)	$(0.31)
Weighted average number of common shares outstanding, basic and diluted	30,669,301	24,968,159	29,934,127	24,461,636

PARTICLE DRILLING TECHNOLOGIES, INC.

(a development stage enterprise)

CONSOLIDATED BALANCE SHEETS

	June 30,	September 30,
	2007	2006
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,976,427	$2,291,586
Short term investments	-	385,839
Prepaid expenses	132,394	234,488
Total current assets	6,108,821	2,911,913
Property, plant & equipment, net	2,008,470	1,326,713
Intangibles, net	1,291,574	1,230,086
Other assets	65,794	14,650
Total assets	$9,474,659	$5,483,362
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$830,831	$830,552
Short-term notes payable	-	179,143
Current portion of long-term debt	11,070	19,270
Accrued liabilities	721,763	471,463
Total current liabilities	1,563,664	1,500,428
Long-term debt	7,711	15,305
Deferred Rent	12,000	-
Stockholders’ equity:
Common stock, $.001 par value, 100,000,000 shares authorized, 33,682,987 shares issued and 30,679,901 shares outstanding at June 30, 2007, and 28,013,291 shares issued and 25,010,205 shares outstanding at September 30, 2006	33,685	28,014
Additional paid-in capital	37,795,632	25,239,221
Treasury stock at cost, 3,003,086 shares at June 30, 2007 and September 30, 2006	(1,511,817)	(1,511,817)
Deficit accumulated during the development stage	(28,426,216)	(19,787,789)
Total stockholders’ equity	7,891,284	3,967,629
Total liabilities and stockholders’ equity	$9,474,659	$5,483,362

PARTICLE DRILLING TECHNOLOGIES, INC.

(a development stage enterprise)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended June 30,
	2007	2006
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(8,638,427)	$(7,675,435)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on assignment of lease - related party	-	(55,614)
Depreciation and amortization expense	585,684	504,324
Stock-based employee compensation	1,844,131	1,431,342
Changes in operating assets and liabilities:
Decrease in note receivable	385,839	-
Decrease in accounts receivable - related party	-	1,510
Decrease in prepaid expenses	102,094	158,592
Increase (Decrease) in accounts payable	279	(172,017)
Increase in accrued liabilities	250,300	569,371
(Increase) in other assets	(51,144)	-
Increase in other liabilities	12,000	-
Net cash used in operating activities	(5,509,244)	(5,237,927)

Cash flows from investing activities:
Payments to purchase property and equipment	(1,229,578)	(285,022)
Payments to purchase intangibles	(99,351)	(143,973)
Payments to purchase other assets	-	(28,416)
Net cash used in investing activities	(1,328,929)	(457,411)

Cash flows from financing activities:
Proceeds from issuance of common stock	10,717,951	6,090
Repurchase of common stock	-	(11,817)
Repayments of notes payable	(194,937)	(91,771)
Net cash provided by (used in) financing activities	10,523,014	(97,498)

Net increase (decrease) in cash and cash equivalents	3,684,841	(5,792,836)
Cash and cash equivalents - beginning of period	2,291,586	10,504,646
Cash and cash equivalents - end of period	$5,976,427	$4,711,810